Exhibit 99

Best Buy Announces Capital Return to Shareholders
Special Dividend of $0.51 per Share or Approximately $180 Million
21% Increase in Quarterly Dividend to $0.23 per Share
$1 Billion in Share Repurchases over Three Years

MINNEAPOLIS, March 3, 2015 -- Best Buy Co., Inc. (NYSE: BBY) today announced that its Board of Directors authorized a plan to return excess capital to shareholders as follows:

•	A special, one-time dividend of $0.51 per share, or approximately $180 million, related to the net after-tax proceeds from LCD-related legal settlements received in the last three fiscal years;

•	A 21% increase in the regular quarterly dividend to $0.23 per share, effective immediately; and

•	The resumption of share repurchases under the existing $5 billion authorization, with the intent to repurchase $1 billion worth of shares over the next three years.

The special cash dividend and the regular quarterly cash dividend will be payable on April 14, 2015 to shareholders of record as of the close of business on March 24, 2015. The company had 351,468,459 shares of common stock issued and outstanding as of January 31, 2015. The special dividend, regular dividend increase and share repurchases will be funded through existing cash and cash equivalents on the balance sheet and future cash flow generation. The share repurchases will be executed in the open market or through privately negotiated transactions at times and amounts determined by the company based on its evaluation of market conditions and other factors.

Hubert Joly, Best Buy president and CEO, commented, “Today’s announcement demonstrates our commitment to returning excess capital to our shareholders, while preserving our strong balance sheet and the ability to continue to invest in the growth of our business. The progress of our Renew Blue initiatives and the confidence in our cash flow generating power allows us to provide this enhanced return for our shareholders.”

(Editor’s Note: Best Buy Co., Inc. this morning also issued a separate press release announcing its fourth quarter and full year fiscal 2015 financial results.)

Forward-Looking and Cautionary Statements:
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” ”assume,” “estimate,” “expect,” “intend,” “project,” “guidance,” “plan,” “outlook,” and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: macro-economic conditions (including fluctuations in housing prices, oil markets, jobless rates and other indicators impacting consumer spending and confidence), conditions in the industries and categories in which we operate, changes in consumer preferences (including shopping preferences), changes in consumer confidence, consumer spending and debt levels, online sales levels and trends, average ticket size, the mix of products and services offered for sale in our physical stores and online, credit market changes and constraints, product availability, competitive initiatives of competitors (including pricing actions and promotional activities of competitors), strategic and business decisions of our vendors (including actions that could impact product margin or supply), the success of new product launches, the impact of pricing investments and promotional activity, weather, natural or man-made disasters, attacks on our data systems, the company’s ability to react to a disaster recovery situation, changes in law or regulations, changes in tax rates, changes in taxable income in each jurisdiction, tax audit developments and resolution of other discrete tax matters, foreign currency fluctuation, availability of suitable real estate locations, the company’s ability to manage its property portfolio, the impact of labor markets, the availability of qualified labor pools, the company’s ability to retain qualified employees, failure to achieve anticipated expense and cost reductions from operational and restructuring changes, disruptions in our supply chain, the costs of procuring goods the company sells, failure to achieve anticipated revenue and profitability increases from operational and restructuring changes (including investments in our multi-channel capabilities), failure to accurately predict the duration over which we will incur costs, acquisitions and development of new businesses, divestitures of existing businesses, failure to complete or achieve anticipated benefits of announced transactions, integration challenges relating to new ventures, and our ability to protect information relating to our employees and customers. A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission (“SEC”), including, but not limited to, Best Buy’s Report on Form 10-K filed with the SEC on March 28, 2014. Best Buy cautions that the foregoing list of important factors is not complete, and any forward-looking statements speak only as of the date they are made, and Best Buy assumes no obligation to update any forward-looking statement that it may make.

Investor Contact:
Mollie O’Brien, Investor Relations
(612) 291-7735 or mollie.obrien@bestbuy.com

Media Contact:
Amy von Walter, Public Relations
(612) 291-4490 or amy.vonwalter@bestbuy.com